                                                                    EXHIBIT 10.1

                           STOCK REDEMPTION AGREEMENT

         This STOCK REDEMPTION AGREEMENT (this "Agreement") is made and entered into as of this 31st day of October, 2002, by and between: (i) BrandPartners Group, Inc., a Delaware corporation (the "Seller"), and (ii) iMapData.com, Inc., a Delaware corporation (the "Company").

         WHEREAS, the Company has authorized capital stock consisting of twenty million (20,000,000) shares of common stock (the "Common Stock") and four million eight hundred thousand (4,800,000) shares of Preferred Stock (the Preferred Stock together with the Common Stock, the "Stock");

         WHEREAS, Seller owns seven million four hundred fifty thousand (7,450,000) shares of Common Stock (the "Redemption Shares");

         WHEREAS, the Company, the Seller and the Company's other stockholders previously entered into that certain Stockholders' Agreement, dated as of February 12, 2001 (the "Stockholders' Agreement"); and

         WHEREAS, the Seller desires to have redeemed by the Company, and the Company desires to redeem, all of the Redemption Shares and each of the parties hereto desires to terminate the Stockholders' Agreement as of the Closing Date.

         NOW, THEREFORE, in consideration of the foregoing, of the mutual promises hereinafter set forth, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, hereby agree as follows:

SECTION 1.        REDEMPTION

         Section 1.1. REDEMPTION. At the Closing (as defined in Section 1.5), and subject to and upon the terms and conditions set forth in this Agreement, the Company shall redeem from the Seller and the Seller shall have redeemed by the Company, the Redemption Shares.

         Section 1.2. REDEMPTION PRICE.

                  (a) On the Closing Date the Company shall deliver Four Hundred Fifty Thousand Dollars ($450,000) to the Seller as a down payment (the "Down Payment").

                  (b) At the Closing, the Company shall deliver to the Seller a secured promissory note (the "Note"), substantially in the form attached hereto as Exhibit A, in the principal amount of One Million Five Hundred Fifty Thousand Dollars ($1,550,000), which, together with the Down Payment, shall constitute the aggregate redemption price for the Redemption Shares (the "Redemption Price").

         Section 1.3. SECURITY. The obligations of the Company under the Note shall be secured by a pledge by the Company to Seller of five million seven hundred seventy-four thousand twenty-three (5,774,023) shares (the "Pledged Shares") of the Redemption Shares (the "Pledge Agreement"), substantially in the form attached hereto as Exhibit B, as more fully described in the Pledge Agreement.

         Section 1.4. DELIVERY OF SHARE CERTIFICATES. At the Closing, the Seller shall deliver to the Company the certificate or certificates representing the Redemption Shares, duly endorsed or accompanied by duly executed stock powers.

         Section 1.5. CLOSING. The closing of the transactions provided for in this Agreement (the "Closing") shall be held on October 31, 2002 or on such other date (the "Closing Date") as the parties shall mutually agree upon.

SECTION 2.        REPRESENTATIONS AND WARRANTIES

         Section 2.1. REPRESENTATIONS AND WARRANTIES OF SELLER. As a material inducement to the Company to enter into this Agreement, the Seller makes the following representations and warranties to the Company, each of which (i) shall be true and correct as of the Closing Date, (ii) shall survive the purchase by the Company of the Redemption Shares and (iii) shall be deemed to be material for all purposes hereof:

                  (a) The Seller and its officers and directors, together with Seller's stockholders if applicable, have taken all necessary corporate action to authorize this Agreement and the transactions contemplated hereby and the performance of all obligations of the Seller hereunder. The execution, delivery and performance of this Agreement, and all other documents contemplated hereby, by the Seller shall constitute the valid and legally binding obligations of the Seller, enforceable in accordance with their terms;

                  (b) The Redemption Shares are owned of record and beneficially by the Seller, free and clear of any option, call, contract, commitment, demand, lien, charge, security interest or encumbrance whatsoever (other than the Stockholders' Agreement which is being terminated hereby). Seller is not a party to any option, warrant, purchase right or other contract or commitment that could require Seller to sell, transfer or otherwise dispose of the Redemption Shares (other than this Agreement and the Stockholders' Agreement which is being terminated hereby);

                  (c) There is no suit, action, investigation, inquiry, legal, administrative or other proceeding by any governmental body or other party instituted or, to the knowledge of the Seller, threatened, which questions the validity or legality of any or all of the transactions contemplated by this Agreement; and there is no injunction, writ, restraining order or other order of any nature issued by a court of competent jurisdiction directing that any or all of the transactions provided for herein not be consummated as so provided, or imposing any conditions on the consummation of any or all of the transactions contemplated hereby;

                  (d) The Seller has obtained all necessary consents, approvals or waivers required under any agreement (other than the Stockholders' Agreement which is being terminated hereby) or law to which the Seller is a party or subject with respect to the execution, delivery or performance of this Agreement and the documents contemplated hereby; and

                  (e) The Seller, in its capacity as a stockholder of the Company has not, and no employee, stockholder, officer, director or other representative or agent of the Seller who has served as an officer or director of the Company has, at any time prior to the Closing Date, contracted on behalf of the Company or otherwise agreed or committed the Company (orally or in writing) to pay, perform or assume any liabilities, debts or obligations in favor of any third party or in favor of the Seller or any subsidiary or affiliate of the Seller.

         Section 2.2. REPRESENTATIONS AND WARRANTIES OF COMPANY . As a material inducement to the Seller to enter into this Agreement, the Company makes the following representations and warranties to the Seller, each of which (i) shall be true and correct as of the Closing Date, (ii) except as specifically set forth below in Section 2.2(d), shall survive the purchase by the Company of the Redemption Shares and (iii) shall be deemed to be material for all purposes hereof:

                  (a) The Company, its officers, directors and stockholders have taken all necessary corporate action to authorize this Agreement and the transactions contemplated hereby and the performance of all obligations of the Company hereunder. The execution, delivery and performance of this Agreement, and all other documents contemplated hereby, by the Company shall constitute the valid and legally binding obligations of the Company enforceable in accordance with their terms;

                  (b) There is no suit, action, investigation, inquiry, legal, administrative or other proceeding by any governmental body or other party instituted or, to the knowledge of the Company, threatened which questions the validity or legality of any or all of the transactions contemplated by this Agreement; and there is no injunction, writ, restraining order or other order of any nature issued by a court of competent jurisdiction directing that any or all of the transactions provided for herein not be consummated as so provided, or imposing any conditions on the consummation of any or all of the transactions contemplated hereby;

                  (c) The Company has obtained all necessary consents, approvals or waivers required under any agreement to which the Company is a party or subject with respect to the execution, delivery or performance of this Agreement and the documents contemplated hereby; and

                  (d) Except as set forth on Schedule 2.2(d) attached hereto, since the meeting of the Board of Directors of the Company on September 18, 2002 and through and including the Closing Date, the Company has not entered into negotiations with any person or entity in connection with any material new contract with a customer or client which negotiations have resulted in the execution of a written understanding between the Company and such person or entity regarding any such new material contract; provided, however, that any claim for breach of the foregoing representation and warranty of the Company must be asserted in writing by the Seller to the Company prior to the expiration of the one (1) year period following the Closing Date, which written notice shall describe such alleged breach in reasonable detail and identify the new customer or client in issue.

SECTION 3.        CONDITIONS TO CLOSING

         Section 3.1. SELLER'S CONDITIONS. The Seller's obligations under this Agreement shall be subject to and conditioned upon each of the following:

                  (a) The delivery to the Seller at Closing of the fully executed Note;

                  (b) The delivery to the Seller at Closing of the Down Payment in the form of a certified or bank check or by wire transfer; and

                  (c) The delivery to Seller at Closing of a fully executed Pledge Agreement, together with the delivery by the Company of the Pledged Shares to the Escrow Agent in accordance with the Pledge Agreement.

         Section 3.2. COMPANY'S CONDITIONS. The Company's obligations under this Agreement shall be subject to and conditioned upon each of the following:

                  (a) The Seller's delivery to the Company at the Closing of the certificate or certificates representing the Redemption Shares, duly endorsed (or accompanied by executed stock powers);

                  (b) The delivery to the Company at the Closing of the following resignations, together with a General Mutual Release in the form of Exhibit C attached hereto and made a part hereof: (i) Edward T. Stolarski as a Senior Vice President, Treasurer and Director of the Company; (ii) Charles M. Modlin as a Director of the Company and (iii) Ronald Nash as a Director of the Company;

                  (c) The delivery of an opinion of counsel to Seller, in form acceptable to the Company; and

                  (d) Edward T. Stolarski shall have executed and delivered to the Company such signature cards and other documents as necessary and taken such other actions as may be reasonably requested by the Company to remove his name as a signatory on the deposit account of the Company held at HSBC (Turtle Bay Office), account number 013-80135-0.

SECTION 4.        TERMINATION OF STOCKHOLDERS' AGREEMENT

         Section 4.1. TERMINATION. Each of the parties hereto acknowledges and agrees that the Stockholders' Agreement, and all rights, remedies, obligations and covenants thereunder, and regardless of anything therein to the contrary, shall be, without the requirement of any further action, terminated on and as of the Closing Date and shall, as of the Closing Date, have no further force or effect.

         Section 4.2. RELEASE. Each party to the Stockholders' Agreement hereby mutually releases and forever discharges each other party to the Stockholders' Agreement and each other party's successors, assigns, directors and officers, heirs, legatees and personal and legal representatives, as the case may be, from and against any and all actions, causes of action (at law or in equity), claims, suits, demands, attorneys' fees, other expenses and all other obligations or liabilities of any nature whatsoever, whether known or unknown (collectively, "Claims"), which it or his successors, assigns, directors and officers, heirs, legatees and personal and legal representatives, as the case may be, ever had, now has or may in the future have pursuant to, arising under or relating to the Stockholders' Agreement.

SECTION 5.        MUTUAL RELEASE

         Section 5.1. COMPANY RELEASE. In consideration of the transactions herein contemplated, the Company hereby wholly and completely releases and forever discharges Seller and its successors, assigns, employees, directors, officers or other legal representatives from and against any and all Claims which the Company and its successors, assigns, employees, directors, officers or other legal representatives had or now has or may in the future have, by reason of any matter, cause or thing whatsoever, existing prior to or as of the Closing Date; provided, however, that this Section 5.1 shall have no force or effect upon any of the provisions of this Agreement, the Note or the Pledge Agreement.

         Section 5.2. SELLER RELEASE. In consideration of the transactions herein contemplated, Seller hereby wholly and completely releases and forever discharges the Company and its successors, assigns, employees, directors, officers or other legal representatives from and against any and all Claims which Seller and its successors, assigns, employees, directors, officers or other legal representatives had or now has or may in the future have, by reason of any matter, cause or thing whatsoever, existing prior to or as of the Closing Date (including specifically, but not limited to, any Claims the Seller and its successors, assigns, employees, directors, officers or other legal representatives may have under Section 5.9 of that certain Stock Purchase Agreement, dated as of February 12, 2001, among the Company and the investors set forth therein); provided, however, that this Section 5.2 shall have no force or effect upon any of the provisions of this Agreement, the Note or the Pledge Agreement.

         Section 5.3. INTENT OF PARTIES. Except as provided in Sections 5.1 and
5.2 above, it is the specific intent and purpose of the Seller and the Company that each of the Seller and the Company, and their respective successors, assigns, employees, directors, officers and other legal representatives, release and discharge each other of all Claims, of any kind or nature whatsoever, whether known or unknown, whether specifically mentioned herein or not, which may exist or might be claimed to exist, directly or indirectly, upon or prior to the Closing Date, and each of the Seller and the Company hereby waives any right or ability hereafter to assert that any Claim of any nature or kind whatsoever has been, through oversight or error, intentionally or unintentionally, omitted from the release in this Section 5.

SECTION 6.        INDEMNIFICATION

         Section 6.1. INDEMNIFICATION BY SELLER. The Seller shall indemnify and hold harmless the Company against, and will reimburse it for, any payment, loss, cost or expense (including, without limitation, reasonable attorneys' fees and reasonable costs of investigation incurred in defending against such payment, loss, cost or expense or claim therefor) made or incurred by, or asserted against, the Company resulting from, or in connection with, any breach of a representation or warranty or nonfulfillment of any term, provision, covenant or agreement on the part of the Seller contained in this Agreement.

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
         Section 6.2. INDEMNIFICATION BY COMPANY. The Company shall indemnify and hold harmless the Seller against, and will reimburse it for, any payment, loss, cost, or expense (including, without limitation, reasonable attorneys' fees and reasonable costs of investigation incurred in defending against such payment, loss, cost or expense or claim therefor) made or incurred by, or asserted against, the Seller resulting from, or in connection with, any breach of a representation or warranty or nonfulfillment of any term, provision, covenant or agreement on the part of the Company contained in this Agreement.

         Section 6.3. RIGHT OF OFFSET. In the event Seller shall be in breach of any representation, warranty or covenant under this Agreement, or shall have an indemnification obligation under this Section 6, the Company shall be entitled to seek satisfaction of such amounts through an offset against the Note. The remedy of offset shall be in addition to, and not in limitation of, any injunctive relief or other rights or remedies to which the Company is or may be entitled at law or in equity or under this Agreement. In the event the Company has a right of offset under this Section 6.3 and the Seller is disputing in good faith the claim underlying such right of offset, then as amounts become due and payable under the Note during such dispute, the Company shall deposit each such payment into an escrow account with LandAmerica Financial Group, Inc., as the escrow agent, which shall be held in escrow (separate from the escrow being held pursuant to the Pledge Agreement) pending resolution of such dispute in accordance with Section 8.11 hereof.

SECTION 7.        CONFIDENTIALITY

         Each of the parties hereto recognizes and acknowledges that each such party and its officers, directors, stockholders, employees and other representatives have in the past, currently have, and under Section 8 hereof may in the future have, access to certain confidential information of the other party, such as such other party's proprietary information and data, software, lists of customers, operational policies and pricing and cost policies, that are valuable, special and unique assets of such other party and its businesses. Each of the parties hereto on its own behalf, and on behalf of its respective officers, directors, stockholders, employees and other representatives, agrees that they will not disclose confidential information of the other party to any person or entity for any purpose or reason whatsoever, unless (i) such information becomes known to the public generally through no fault of the disclosing party or (ii) disclosure is required by law, the order of any governmental or regulatory authority or by a court of competent jurisdiction under color of law; provided, that prior to disclosing any information pursuant to clause (ii) above, the disclosing party shall give prior written notice thereof to the other party and provide the other party with the opportunity to contest such disclosure.

SECTION 8.        MISCELLANEOUS

         Section 8.1. FURTHER ASSURANCES; ACCESS TO RECORDS. The parties agree
(a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to herein. Each of the parties hereto (each a "Providing Party") covenants and agrees to give the other party and its representatives (each such other party a "Requesting Party"), upon five (5) days' prior written notice by the Requesting Party to the Providing Party access to the books and records of the Providing Party which reflect such Providing Party's transactions with the Requesting Party, any joint financial, accounting or tax records (including Federal, state and local tax returns and other filings) and any other matters of Providing Party which may involve the Requesting Party. The Requesting Party shall have the right to copy such books and records at the expense of the Requesting Party. In the event a Providing Party intends to destroy or otherwise dispose of any of such books and records, the Providing Party shall give the Requesting Party thirty (30) days' prior written notice of its intent and shall allow the Requesting Party to take possession of and keep such books and records.

         Section 8.2. COSTS. Each of the parties hereto shall be responsible for its own costs and expenses in connection with the negotiation and the consummation of the transactions contemplated by this Agreement, including, without limitation, legal and accounting fees.

         Section 8.3. GOVERNING LAW. This Agreement shall be construed under and governed by the laws of the State of Delaware without giving effect to any choice or conflict of law statute, provision, rule or principle, whether of the State of Delaware or of any other jurisdiction.

         Section 8.4. SEVERABILITY. If any provision or part of any provision of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, the remaining provisions and remaining parts of provisions, as the case may be, shall be construed as if such invalid, illegal or unenforceable provision or part of a provision had never been contained herein.

         Section 8.5. CONSTRUCTION.

                  (a) The captions herein are for reference purposes only and in no way define or limit the scope or content of this Agreement or in any way affect the interpretation of its provisions.

                  (b) No delay or failure on the part of any party hereto in exercising any right, power, remedy or privilege hereunder, nor any course of dealing among the parties hereto, shall operate as a waiver of any right, power, remedy or privilege hereunder; nor shall any single or partial exercise of any right, power, remedy or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power, remedy or privilege.

                  (c) This Agreement may not be amended or modified, nor may any provision hereof be waived, except pursuant to an instrument in writing signed by the Seller and the Company, or, in the case of a waiver, pursuant to an instrument in writing signed by the party to whom or to which the subject obligation was owed.

         Section 8.6. INTEGRATION. This Agreement, together with the Exhibits hereto, which are incorporated herein by this reference, and the other documents contemplated hereby, constitutes the final written expression of all of the agreements between the parties regarding the subject matter hereof and is a complete and exclusive statement of those terms, and all prior expressions thereof are hereby revoked. This Agreement, together with the Exhibits hereto and the other documents contemplated hereby, supersedes all understandings and negotiations concerning the matters specified herein and any representations, promises, warranties or statements made by either party that differ in any way from the terms of this Agreement, its Exhibits and the other documents contemplated herein, shall be given no force or effect. The


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
parties specifically represent, each to the other, that there are no additional or supplemental agreements between them related in any way to the matters herein contained unless specifically included or referred to herein.

         Section 8.7. ASSIGNMENT. Neither this Agreement nor any rights or obligations hereunder are assignable in whole or in part by any party without the prior written consent of all other parties.

         Section 8.8. BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of the parties hereto and their respective successors and permitted assigns and shall not be construed to confer any right or benefit, direct or indirect, upon any other person.

         Section 8.9. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Section 8.10. NOTICES. Any notices or communication hereunder shall be deemed to have been duly given if in writing and shall be deemed effective as follows: (i) if transmitted by hand-delivery upon personal delivery with receipt therefor; (ii) if by certified or registered mail, return receipt requested, first-class postage prepaid, three (3) business days after mailing; or (iii) if by a nationally recognized overnight delivery service with guaranteed next-day delivery with receipt therefor one (1) business day after delivery to the overnight courier. All notices shall be addressed to the parties at their following respective addresses, or at such other addresses as may be designated in writing:

                  (a) To the Seller:   Brand Partners Group, Inc.
                                       777 Third Avenue, 30th Floor
                                       New York, New York  10017
                                       Attn:  Edward T. Stolarski, CEO

                      with a copy to:  Modlin Haftel & Nathan, LLP
                                       777 Third Avenue, 30th Floor
                                       New York, New York  10017
                                       Attn:  Charles M. Modlin

                  (b) To the Company:  iMapData.com, Inc.
                                       1615 L Street, N.W., Suite 540
                                       Washington, D.C.  20036
                                       Attn:  Chief Executive Officer

                      with copy to:    Venable, Baetjer, Howard & Civiletti, LLP
                                       1201 New York Avenue, N.W.
                                       Suite 1000
                                       Washington, D.C.  20005-3917
                                       Attn:  Robert Gottlieb, Esquire

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
Any party may change the address to which notices are to be delivered hereunder by giving written notice to the others as provided in this section.

         Section 8.11. ARBITRATION. Any unresolved dispute or controversy arising under or in connection with this Agreement after the Closing Date shall be settled exclusively by a three (3) person arbitration panel, with such arbitration proceeding conducted in accordance with the rules of the American Arbitration Association then in effect. The arbitrators shall not have the authority to add to, detract from, or modify any provision hereof. A decision by a majority of the arbitration panel shall be final and binding. Judgment may be entered on the arbitrators' award in any court having jurisdiction. The arbitration proceeding shall be held in Washington, D.C. Notwithstanding the foregoing, the parties shall be entitled to seek injunctive or other equitable relief from any court of competent jurisdiction, without the need to resort to arbitration.

                         [Signatures on following page.]



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
         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                    SELLER:

                                    BRANDPARTNERS GROUP, INC.

                                    By: /s/ Edward T. Stolarski
                                        ----------------------------------------
                                    Name:   Edward T. Stolarski
                                    Title:  Chairman and Chief Executive Officer

                                    COMPANY:

                                    IMAPDATA.COM, INC.

                                    By: /s/ William Lilley, III
                                        ----------------------------------------
                                    Name:   William Lilley, III
                                    Title:  Chairman and Chief Executive Officer

Solely for purposes of Section 4 of the Agreement, each of the undersigned consent and agree to the termination of the Stockholders' Agreement under
Section 4.1 thereof and the release in Section 4.2 thereof.

                                    BG MEDIA INTERMEDIATE FUND, L.P.,
                                       a Delaware limited partnership

                                    By: BG Limited Media Intermediate Fund
                                           Investors L.L.C., its General Partner

                                        By: /s/ William Grimes
                                            ------------------------------------
                                        Name:   William Grimes
                                        Title:  General Partner

                                    1404467 ONTARIO LIMITED,
                                       an Ontario corporation

                                    By: /s/ William Goldstein
                                        ----------------------------------------
                                    Name:   William Goldstein
                                    Title:  President

                                    /s/ WILLIAM LILLEY
                                    --------------------------------------------
                                        WILLIAM LILLEY


                                    /s/ LAURENCE DEFRANCO
                                    --------------------------------------------
                                        LAURENCE DEFRANCO


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